                                                                    EXHIBIT 10.8

                               THIRD AMENDMENT TO
                               ------------------
                              EMPLOYMENT AGREEMENT
                              --------------------


     This Third Amendment to Employment Agreement ("this Amendment") is entered into as of May 5, 1997 between Sizzler International, Inc., a Delaware corporation ("Sizzler"), and Kevin W. Perkins, an individual.

                                R E C I T A L S
                                ---------------

     The parties to this Amendment hereby acknowledge as follows:

     A. As of May 1, 1996, Sizzler and Employee entered into a written Employment Agreement dated as of such date and amended on September 25, 1996 and on January 1, 1997 (as so amended, the "Agreement").

     B. Sizzler and Employee now wish to amend the Agreement by entering into this Amendment.


                               A G R E E M E N T
                               -----------------

     The parties to this Amendment hereby agree as follows:

     1. The first sentence of Section 2.2 of the Agreement shall be amended to read in full as follows:

     "Employee shall serve as the Chief Executive Officer of Sizzler's International division, comprising Sizzler's Asian and Pacific operations."

     2. Section 2.5 of the Agreement shall be renumbered as Section 2.4. The first sentence of the former Section 2.5 (new Section 2.4) of the Agreement shall be amended to read in full as follows:

     "Employee shall be based at such place(s) in the Asia/Pacific region as Sizzler shall deem necessary to fulfill his duties, except for required travel on Sizzler business to an extent substantially consistent with industry practices."

     3. Section 3.3 of the Agreement shall be amended to read in full as follows:

     "Employee shall be entitled to participate (i) on a one-time basis only, the Bonus Program described in Exhibit A hereto (the "FY 97 Bonus Program") and (ii) for

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     Sizzler's 1998 fiscal year, the Bonus Program described in Exhibit B hereto
     (the "FY 98 Bonus Program"). Sizzler will review annually and may, in the discretion of its Board of Directors, increase the FY 98 Bonus Program benefits."

     4. The second sentence of Section 4 of the Agreement shall be amended to read in full as follows:

     "Employee shall be entitled to reimbursement of relocation expenses in accordance with Sizzler's policy in effect as of the date hereof."

     5. Section 5.4.1 of this Agreement shall be amended to delete the words "President and Chief Executive Officer" in both places that they appear and substitute in their place the words "Chief Executive Officer of Sizzler's International division."

     6.  Section 6.2 of the Agreement shall be amended to delete clauses (i),
(ii) and (iii) thereof and substitute in their place the following:

     "(i) Sizzler shall pay Employee his full salary through the Date of Termination; and

     (ii) in lieu of any further salary payments to Employee for periods subsequent to the Date of Termination, and in liquidation of any damage or other claims asserted or capable of assertion by Employee as a result of any breach by Sizzler of this Agreement, Sizzler shall pay as severance to Employee as follows:

           (a)  an amount equal to US $200,000 if the termination under this
                Section 6.2 occurs on or before April 30, 1998;

           (b)  an amount equal to US $100,000 if the termination under this
                Section 6.2 occurs after April 30, 1998 and on or before April 30, 1999; and

           (c)  an amount equal to US $300,000 if the termination under this
                Section 6.2, whenever it occurs, is in connection with or the result of the sale of all or substantially all of Sizzler's International division, whether in a single transaction or a series of related transactions."

     7. Exhibit B attached to the Agreement (Sizzler's Policy 3-1007) shall be deleted and shall be deemed to have been replaced by Exhibit B attached hereto (the FY 1998 Bonus Program referred to in Paragraph 3 of this Amendment).

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     8.  Except as amended by this Amendment, the Agreement remains in full force and effect in accordance with its terms.



"SIZZLER"                              "PERKINS"


Sizzler International, Inc.            /s/ Kevin W. Perkins
                                       ------------------------
                                       Kevin W. Perkins

By:  /s/  James A. Collins
     ---------------------
Its:  Chief Executive Officer
      -----------------------
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                                   EXHIBIT B
                                   ---------

                         FISCAL YEAR 1998 BONUS PROGRAM
                         ------------------------------

  This Bonus Program is provided by Sizzler International, Inc. (the "Company") to Kevin W. Perkins on the terms and conditions set forth below.

  In compensation of Perkins' services, promptly following the end of its 1998 fiscal year the Company will pay to Perkins a one-time cash bonus based upon the International division's attainment of specified minimum levels of earnings for that fiscal year.

  Terms and Conditions
  --------------------


     1. If EBITDA for Sizzler's International division equals or exceeds U.S. $18,350,000, and EBITDA for Sizzler's Sizzler Australia division is $0 or greater, Sizzler shall award a one-time cash bonus to Perkins. The amount of the bonus will depend upon the specific level of EBITDA attained, in accordance with the following schedule:


            A                               B                               C

If Int'l EBITDA equals or         And SZ Australia EBITDA        Then the amount of bonus
       exceeds                       equals or exceeds                   will be:
Tier 1:  US $18,350,000            Tier 1:  US $0                       US $200,000
Tier 2:  US $18,800,000            Tier 2:  US $300,000                 US $150,000
Tier 3:  US $19,400,000            Tier 3:  US $1,000,000               US $150,000
Tier 4:  US $20,000,000            Tier 4:  US $2,000,000               US $200,000



     2. No credit shall be given with respect to EBITDA that does not attain the minimum dollar amount specified above. For example, if International EBITDA does not attain US $18,350,000 or Sizzler Australia EBITDA does not attain US $0, no bonus need be awarded.

     3.  To earn a bonus at any level, the EBITDA targets in both column A and
                                                                           ---
column B must be met. For example, if International EBITDA is US $18,750,000 and Sizzler Australia EBITDA is (US $250,000), no bonus need be awarded.

     4. Each of the Tiers shall be cumulative. For example, if International EBITDA equals or exceeds US $20,000,000 and Sizzler Australia EBITDA equals or exceeds $2,000,000, the amount of Perkins' bonus would be US $700,000 ($200,000+$150,000+$150,000+$200,000).


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     5.  For purposes of this Exhibit:

         a. the term "EBITDA" shall refer to the applicable division's earnings, for Fiscal Year 1998, denominated in US dollars, before interest, taxes, depreciation and amortization, and determined in accordance with GAAP. Earnings shall be determined on the basis of the applicable division's income after all appropriate division expenses, including but not limited to Perkins' and other division employees' compensation, except that for the purpose of determining the amount of any bonus under this Bonus Program, earnings will be reduced by the amount of any Tier 1 bonus ($200,000) payable to Perkins.

         b. the term "Fiscal Year 1998" shall refer to Sizzler's fiscal year ending April 30, 1998.

         c. the term "International division" shall refer to the KFC division, the Sizzler Australia division, and Sizzler franchise operations in the Asia/Pacific region, and The Italian Oven division.

         d. the term "Sizzler Australia" division shall refer to the Sizzler restaurant operations in Australia.

     6. Any bonus earned hereunder shall become due and payable upon determination of EBITDA for the International and Sizzler Australia divisions as soon as practicable after Fiscal Year 1998.

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